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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement of AmeriQuest Technologies, Inc. on Form S-8 of our report on Robec, Inc.'s consolidated financial statements dated March 24, 1995 except as to
  Note 4 for which the date is March 30, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Robec, Inc. and Subsidiaries, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We also consent to all references to our Firm included in this registration statement.


                                       COOPERS & LYBRAND L.L.P.

  Philadelphia, Pennsylvania
  August 21, 1995

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